As Filed with the Securities and Exchange Commission on December 1, 2010

Registration No. 333-167626

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 4
TO
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

KINGOLD JEWELRY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3911	13-3883101
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

15 Huangpu Science and Technology Park
Jiang’an District
Wuhan, Hubei Province, PRC 430023
(011) 86 27 65694977

(Address and Telephone Number of
Principal Executive Offices and Principal Place of Business)

Corporation Service Company
2711 Centerville Road
Suite 300
Wilmington, DE 19808
(302) 636-5401

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Yvan-Claude Pierre, Esq. William Haddad, Esq. DLA Piper LLP (US) 1251 Avenue of the Americas New York, NY 10020 Telephone: (212) 335-4500 Fax: (917) 778-8670	Paul Goodman, Esq. Andrew Zizmor, Esq. Cyruli Shanks Hart & Zizmor, LLP 420 Lexington Avenue Suite 2320 New York, NY 10170 Telephone: (212) 661-6800 Fax: (212) 661-5350	Christopher S. Auguste, Esq. Bill Huo, Esq. Ari Edelman, Esq. Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, NY 10036 Telephone: (212) 715-9100 Fax: (212) 715-8000

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement has been declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer	☒ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common stock, par value $0.001 per share	5,750,000	$9.06	$52,045,000	$3,674.00

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on $9.06 which represents the average of the high and low sales price of the common stock as reported NASDAQ Capital Market on November 23, 2010.
(2)	Includes shares which the underwriter has the option to purchase to cover over-allotments, if any.
(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 4 to Registration Statement on Form S-1 (No. 333-167626) is to amend and restate Exhibits 10.13, 10.14, 10.15 and 10.19. No other changes have been made to the Registration Statement on Form S-1.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered.

Securities and Exchange Commission registration fee	$3,674
Financial Industry Regulatory Authority filing fee	$3,000
Accounting fees and expenses	50,000
Legal fees and expenses	750,000
Printing and engraving expenses	50,000
Registrar and Transfer Agent’s fees	12,000
Miscellaneous fees and expenses	50,000
Total	$918,674

*	To be filed by amendment

Item 14. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law or obtained an improper personal benefit.

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of our board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has discretion to indemnify our officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of its bylaws.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We currently carry directors’ and officers’ liability insurance covering our directors and officers for a period of one year commencing May 11, 2010. The limit of liability of such insurance is $5,000,000 in the aggregate for the insured period.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. As of the date of this registration statement, we have entered into indemnification agreements with each our directors and officers, in substantially the same form as Exhibit 10.17 attached hereto. Such indemnification agreements require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;
•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or
•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Item 15. Recent Sales of Unregistered Securities

On December 23, 2009, pursuant to the acquisition agreement, we issued 33,104,234 newly issued shares of our common stock to the Dragon Lead Stockholders in exchange for 100% of the outstanding shares of Dragon Lead. The issuance of these securities was exempt from registration under Section 4(2) and Regulation D of the Securities Act. The Company made this determination based on the representations of the Dragon Lead Shareholders, which included, in pertinent part, that such shareholders were either (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act (b) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act or (c) had a pre-existing or personal relationship with the Company. Each Dragon Lead Shareholder further represented that he or she was acquiring our common stock for investment purposes not with a view to the resale or distribution thereof and understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom. A legend was included on all offering materials and documents which stated that the shares have not been registered under the Securities Act and may not be offered or sold unless the shares are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

On December 23, 2009, pursuant to a securities purchase agreement we completed a sale to 14 Investors of an aggregate of 5,120,483 newly issued shares of our common stock at a price of $0.996 per share and 1,536,145 warrants for a total purchase price of $5,100,000. The issuance of these securities was exempt from registration under Section 4(2) and Regulation D of the Securities Act. The Company made this determination based on the representations of the Investors, which included, in pertinent part, that such shareholders were either (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the

Securities Act (b) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act or (c) had a pre-existing or personal relationship with the Company. Each Investor further represented that he or she was acquiring our common stock for investment purposes not with a view to the resale or distribution thereof and understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom. A legend was included on all offering materials and documents which stated that the shares, the warrants and the shares underlying the warrants have not been registered under the Securities Act and may not be offered or sold unless the shares are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

In connection with the December 2009 private placement and the acquisition, we issued 1,536,145 warrants as compensation to consultants and/or their designees, each exercisable at a price of $0.996 per share. The issuance of these securities was exempt from registration under Section 4(2) and Regulation D of the Securities Act. The Company made this determination based on the representations, which included, in pertinent part, that such shareholders were (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or (b) had a pre-existing or personal relationship with the Company. A legend was included on all offering materials and documents which stated that the warrants and the shares underlying the warrants have not been registered under the Securities Act and may not be offered or sold unless the shares are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

On April 1, 2010, pursuant to an Executive Employment Agreement with Bin Liu, our Chief Financial Officer, we issued a warrant to purchase 60,000 shares of our common stock per year, for each of three years. The issuance of these securities was exempt from registration under Section 4(2), Rule 701 and Regulation D of the Securities Act.

All share and per share information concerning our common stock in the above discussion reflects a 1-for-2 reverse stock split which became effective on August 10, 2010.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
2.1	Reverse Acquisition Agreement dated September 29, 2009 by and between the Registrant, Baytree Capital Associates, LLC, Wuhan Vogue-Show Jewelry Co., Ltd., Dragon Lead Group Limited and the stockholders of Dragon. (Incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the Commission on October 5, 2009)
3.1	Certificate of Incorporation of Registrant (Incorporated by reference to Exhibit 3.1 to our Registration Statement filed on Form SB-2 with the Commission on August 13, 1999)
3.2	Amendment to Certificate of Incorporation of Registrant dated September 29, 1995 (Incorporated by reference to Exhibit 3.2 to our Registration Statement filed on Form SB-2 with the Commission on August 13, 1999)
3.3	Amendment to Certificate of Incorporation of Registrant dated October 12, 1995 (Incorporated by reference to Exhibit 3.3 to our Registration Statement filed on Form SB-2 with the Commission on August 13, 1999)
3.4	Amendment to Certificate of Incorporation of Registrant dated January 21, 1999 (Incorporated by reference to Exhibit 3.4 to our Registration Statement filed on Form SB-2 with the Commission on August 13, 1999)
3.5	Amendment to Certificate of Incorporation of Registrant dated April 7, 2000 (Incorporated by reference to Exhibit 3.5 to our Registration Statement filed on Form SB-2/A with the Commission on April 12, 2000)

Exhibit No.	Description
3.6	Amendment to Certificate of Incorporation of Registrant dated December 18, 2010*
3.7	Amendment to Certificate of Incorporation of Registrant dated June 8, 2010*
3.8	Amended and Restated Bylaws of Registrant (Incorporated by reference to Exhibit 3.1 to our Current Report filed on Form 8-K with the Commission on September 30, 2010)
4.1	Form of Common Stock Certificate of Registrant (Incorporated by reference to Exhibit 4.1 to our Registration Statement filed on Form SB-2 with the Commission on August 13, 1999)
4.2	Warrant to purchase 674,699 shares of the Registrant’s Common Stock issued to Whitebox Combined Partners, LP, dated December 22, 2009*
4.3	Warrant to purchase 128,514 shares of the Registrant’s Common Stock issued to Whitebox Intermarket Partners, LP, dated December 22, 2009*
4.4	Warrant to purchase 461,847 shares of the Registrant’s Common Stock issued to Wallington Investment Holding Ltd, dated December 22, 2009*
4.5	Warrant to purchase 200,803 shares of the Registrant’s Common Stock issued to Parkland Ltd., dated December 22, 2009*
4.6	Warrant to purchase 200,803 shares of the Registrant’s Common Stock issued to Jayhawk Private Equity Fund II, LP, dated December 22, 2009*
4.7	Warrant to purchase 100,402 shares of the Registrant’s Common Stock issued to Trillion Growth China Limited Partnership, dated December 22, 2009*
4.8	Warrant to purchase 100,402 shares of the Registrant’s Common Stock issued to Great Places LLC, dated December 22, 2009*
4.9	Warrant to purchase 30,120 shares of the Registrant’s Common Stock issued to Donald Rosenfeld, dated December 22, 2009*
4.10	Warrant to purchase 20,080 shares of the Registrant’s Common Stock issued to Jay T. Snyder, dated December 22, 2009*
4.11	Warrant to purchase 20,080 shares of the Registrant’s Common Stock issued to Beryl Snyder, dated December 22, 2009*
4.12	Warrant to purchase 20,080 shares of the Registrant’s Common Stock issued to Randall Cox, dated December 22, 2009*
4.13	Warrant to purchase 20,080 shares of the Registrant’s Common Stock issued to Silicon Prairie Partners, dated December 22, 2009*
4.14	Warrant to purchase 10,040 shares of the Registrant’s Common Stock issued to Michael Harris, dated December 22, 2009*
4.15	Warrant to purchase 60,240 shares of the Registrant’s Common Stock issued to Bo Bai, dated December 22, 2009*
4.16	Warrant to purchase 1,684,789 shares of the Registrant’s Common Stock issued to Michael Gardner, dated December 22, 2009*
4.17	Warrant to purchase 850,000 shares of the Registrant’s Common Stock issued to Sienna Holdings Limited, dated December 22, 2009*
4.18	Warrant to purchase 112,500 shares of the Registrant’s Common Stock issued to Paul Goodman, dated December 22, 2009*
4.19	Warrant to purchase 100,000 shares of the Registrant’s Common Stock issued to Lynda Gardner, dated December 22, 2009*
4.20	Warrant to purchase 50,000 shares of the Registrant’s Common Stock issued to James Fuller, dated December 22, 2009*

Exhibit No.	Description
4.21	Warrant to purchase 62,500 shares of the Registrant’s Common Stock issued to James Lanshe, dated December 22, 2009*
4.22	Warrant to purchase 25,000 shares of the Registrant’s Common Stock issued to Mary Baker, dated December 22, 2009*
4.23	Warrant to purchase 25,000 shares of the Registrant’s Common Stock issued to Alan Ritter, dated December 22, 2009*
4.24	Warrant to purchase 100,000 shares of the Registrant’s Common Stock issued to David Jaroslawicz, dated December 22, 2009*
4.25	Warrant to purchase 100,000 shares of the Registrant’s Common Stock issued to JP Huang, dated December 22, 2009*
4.26	Warrant to purchase 200,000 shares of the Registrant’s Common Stock issued to Michael Gardner, dated October 6, 2008, as amended on December 16, 2009*
4.27	Warrant to purchase 750,000 shares of the Registrant’s Common Stock issued to Michael Gardner, dated October 6, 2008, as amended on December 16, 2009*
4.28	Warrant to purchase 125,000 shares of the Registrant’s Common Stock issued to Daryl Cramer, dated October 6, 2008, as amended on December 16, 2009*
4.29	Warrant to purchase 125,000 shares of the Registrant’s Common Stock issued to Michael Harris, dated October 6, 2008, as amended on December 16, 2009*
4.30	Warrant to purchase 100,000 shares of the Registrant’s Common Stock issued to Paul Goodman, dated October 6, 2008, as amended on December 16, 2009*
4.31	Warrant to purchase 250,000 shares of the Registrant’s Common Stock issued to Paul Goodman dated October 6, 2008, as amended on December 16, 2009*
5.1	Legal Opinion of DLA Piper LLP (US)
5.2	Legal Opinion of Grandall Legal Group
10.1	Securities Purchase Agreement dated December 23, 2009 by and between the Registrant and Investors*
10.2	Registration Rights Agreement dated December 23, 2009 by and between the Registrant and Investors (Incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Commission December 28, 2009)
10.3	Amendment to Registration Rights Agreement dated as of December 23, 2009, and amended as of April 15, 2010, by and between the Registrant and Investors*
10.4	Consulting Agreement dated April 7, 2010 between the Registrant and Baytree Capital Associates, LLC, as amended*
10.5	Make Good Escrow Agreement dated December 23, 2009 by and between Famous Grow Holdings Limited, Zhihong Jia and Bin Zhao*
10.6	Exclusive Management Consulting and Technical Support Agreement dated June 30, 2009 by and between Vogue-Show and Wuhan Kingold*
10.7	Shareholders’ Voting Proxy Agreement dated June 30, 2009 by and between Vogue-Show and shareholders of Wuhan Kingold*
10.8	Purchase Option Agreement dated June 30, 2009 by and between Vogue-Show and shareholders of Wuhan Kingold*
10.9	Pledge of Equity Agreement dated June 30, 2009 by and between Vogue-Show and shareholders of Wuhan Kingold*
10.10	Employment Agreement dated April 1, 2010 between the Registrant and Bin Liu*

Exhibit No.	Description
10.11	Amended and Restated Call Option Agreement dated December 17, 2009 by and between Zhihong Jia, Bin Zhao and Fok Wing Lam Winnie (whose Mandarin name is Huo Yong Lin)*
10.12	Loan Agreement (English translation) dated December 14, 2009 between Wuhan Kingold and Xinye Bank*
10.13	Loan Agreement (English translation) dated May 6, 2010 between Wuhan Kingold and Shanghai Pudong Development Bank
10.14	Loan Agreement (English translation) dated May 11, 2010 between Wuhan Kingold and Shanghai Pudong Development Bank
10.15	Loan Agreement (English translation) dated May 17, 2010 between Wuhan Kingold and Shanghai Pudong Development Bank
10.16	Lease Agreement (English translation) dated February 1, 2009 Wuhan Kingold and Vogue Show*
10.17	Form of Indemnification Agreement*
10.18	Employment Agreement dated November 18, 2010 between Registrant and Zhihong Jia*
10.19	Employment Agreement dated April 1, 2008 and amended October 28, 2010 between Wuhan Kingold and Bin Zhao
10.20	Acknowledgement Letter dated October 29, 2010 between Zhihong Jia and Bin Zhao*
14.1	Code of Business Conduct and Ethics*
21.1	List of Subsidiaries*
23.1	Consent of Friedman, LLP*
23.2	Consent of DLA Piper LLP (US) (filed as part of Exhibit 5.1)
23.3	Consent of Grandall Legal Group (filed as part of Exhibit 5.2)
24.1	Power of Attorney (included in signature page)

*	Previously Filed.

(b) Financial Statement Schedules.

Schedules filed with this registration statement are set forth on the Index to Financial Statements set forth elsewhere herein.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed by the Registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(2) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(3) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(4) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wuhan, Hubei Province, PRC, on December 1, 2010.

KINGOLD JEWELRY, INC.
By: /s/ Zhihong Jia Zhihong Jia Chief Executive Officer (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ Zhihong Jia Zhihong Jia	Chief Executive Officer and Chairman of the Board (principal executive officer)	December 1, 2010
/s/ Bin Liu Bin Liu	Chief Financial Officer (principal accounting and financial officer)	December 1, 2010
* Bin Zhao	Director and General Manager	December 1, 2010
* Zhang Bin Nan	Director	December 1, 2010
* Xu Hai Xiao	Director	December 1, 2010
* Vincent F. Orza Jr.	Director	December 1, 2010
* /s/ Bin Liu Bin Liu, Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
2.1	Reverse Acquisition Agreement dated September 29, 2009 by and between the Registrant, Baytree Capital Associates, LLC, Wuhan Vogue-Show Jewelry Co., Ltd., Dragon Lead Group Limited and the stockholders of Dragon. (Incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the Commission on October 5, 2009)
3.1	Certificate of Incorporation of Registrant (Incorporated by reference to Exhibit 3.1 to our Registration Statement filed on Form SB-2 with the Commission on August 13, 1999)
3.2	Amendment to Certificate of Incorporation of Registrant dated September 29, 1995 (Incorporated by reference to Exhibit 3.2 to our Registration Statement filed on Form SB-2 with the Commission on August 13, 1999)
3.3	Amendment to Certificate of Incorporation of Registrant dated October 12, 1995 (Incorporated by reference to Exhibit 3.3 to our Registration Statement filed on Form SB-2 with the Commission on August 13, 1999)
3.4	Amendment to Certificate of Incorporation of Registrant dated January 21, 1999 (Incorporated by reference to Exhibit 3.4 to our Registration Statement filed on Form SB-2 with the Commission on August 13, 1999)
3.5	Amendment to Certificate of Incorporation of Registrant dated April 7, 2000 (Incorporated by reference to Exhibit 3.5 to our Registration Statement filed on Form SB-2/A with the Commission on April 12, 2000)
3.6	Amendment to Certificate of Incorporation of Registrant dated December 18, 2010*
3.7	Amendment to Certificate of Incorporation of Registrant dated June 8, 2010*
3.8	Amended and Restated Bylaws of Registrant (Incorporated by reference to Exhibit 3.1 to our Current Report filed on Form 8-K with the Commission on September 30, 2010)
4.1	Form of Common Stock Certificate of Registrant (Incorporated by reference to Exhibit 4.1 to our Registration Statement filed on Form SB-2 with the Commission on August 13, 1999)
4.2	Warrant to purchase 674,699 shares of the Registrant’s Common Stock issued to Whitebox Combined Partners, LP, dated December 22, 2009*
4.3	Warrant to purchase 128,514 shares of the Registrant’s Common Stock issued to Whitebox Intermarket Partners, LP, dated December 22, 2009*
4.4	Warrant to purchase 461,847 shares of the Registrant’s Common Stock issued to Wallington Investment Holding Ltd, dated December 22, 2009*
4.5	Warrant to purchase 200,803 shares of the Registrant’s Common Stock issued to Parkland Ltd., dated December 22, 2009*
4.6	Warrant to purchase 200,803 shares of the Registrant’s Common Stock issued to Jayhawk Private Equity Fund II, LP, dated December 22, 2009*
4.7	Warrant to purchase 100,402 shares of the Registrant’s Common Stock issued to Trillion Growth China Limited Partnership, dated December 22, 2009*
4.8	Warrant to purchase 100,402 shares of the Registrant’s Common Stock issued to Great Places LLC, dated December 22, 2009*
4.9	Warrant to purchase 30,120 shares of the Registrant’s Common Stock issued to Donald Rosenfeld, dated December 22, 2009*
4.10	Warrant to purchase 20,080 shares of the Registrant’s Common Stock issued to Jay T. Snyder, dated December 22, 2009*
4.11	Warrant to purchase 20,080 shares of the Registrant’s Common Stock issued to Beryl Snyder, dated December 22, 2009*

Exhibit No.	Description
4.12	Warrant to purchase 20,080 shares of the Registrant’s Common Stock issued to Randall Cox, dated December 22, 2009*
4.13	Warrant to purchase 20,080 shares of the Registrant’s Common Stock issued to Silicon Prairie Partners, dated December 22, 2009*
4.14	Warrant to purchase 10,040 shares of the Registrant’s Common Stock issued to Michael Harris, dated December 22, 2009*
4.15	Warrant to purchase 60,240 shares of the Registrant’s Common Stock issued to Bo Bai, dated December 22, 2009*
4.16	Warrant to purchase 1,684,789 shares of the Registrant’s Common Stock issued to Michael Gardner, dated December 22, 2009*
4.17	Warrant to purchase 850,000 shares of the Registrant’s Common Stock issued to Sienna Holdings Limited, dated December 22, 2009*
4.18	Warrant to purchase 112,500 shares of the Registrant’s Common Stock issued to Paul Goodman, dated December 22, 2009*
4.19	Warrant to purchase 100,000 shares of the Registrant’s Common Stock issued to Lynda Gardner, dated December 22, 2009*
4.20	Warrant to purchase 50,000 shares of the Registrant’s Common Stock issued to James Fuller, dated December 22, 2009*
4.21	Warrant to purchase 62,500 shares of the Registrant’s Common Stock issued to James Lanshe, dated December 22, 2009*
4.22	Warrant to purchase 25,000 shares of the Registrant’s Common Stock issued to Mary Baker, dated December 22, 2009*
4.23	Warrant to purchase 25,000 shares of the Registrant’s Common Stock issued to Alan Ritter, dated December 22, 2009*
4.24	Warrant to purchase 100,000 shares of the Registrant’s Common Stock issued to David Jaroslawicz, dated December 22, 2009*
4.25	Warrant to purchase 100,000 shares of the Registrant’s Common Stock issued to JP Huang, dated December 22, 2009*
4.26	Warrant to purchase 200,000 shares of the Registrant’s Common Stock issued to Michael Gardner, dated October 6, 2008, as amended on December 16, 2009*
4.27	Warrant to purchase 750,000 shares of the Registrant’s Common Stock issued to Michael Gardner, dated October 6, 2008, as amended on December 16, 2009*
4.28	Warrant to purchase 125,000 shares of the Registrant’s Common Stock issued to Daryl Cramer, dated October 6, 2008, as amended on December 16, 2009*
4.29	Warrant to purchase 125,000 shares of the Registrant’s Common Stock issued to Michael Harris, dated October 6, 2008, as amended on December 16, 2009*
4.30	Warrant to purchase 100,000 shares of the Registrant’s Common Stock issued to Paul Goodman, dated October 6, 2008, as amended on December 16, 2009*
4.31	Warrant to purchase 250,000 shares of the Registrant’s Common Stock issued to Paul Goodman dated October 6, 2008, as amended on December 16, 2009*
5.1	Legal Opinion of DLA Piper LLP (US)
5.2	Legal Opinion of Grandall Legal Group
10.1	Securities Purchase Agreement dated December 23, 2009 by and between the Registrant and Investors*

Exhibit No.	Description
10.2	Registration Rights Agreement dated December 23, 2009 by and between the Registrant and Investors (Incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed with the Commission December 28, 2009)
10.3	Amendment to Registration Rights Agreement dated as of December 23, 2009, and amended as of April 15, 2010, by and between Registrant and Investors*
10.4	Consulting Agreement dated April 7, 2010 between the Registrant and Baytree Capital Associates, LLC, as amended*
10.5	Make Good Escrow Agreement dated December 23, 2009 by and between Famous Grow Holdings Limited, Zhihong Jia and Bin Zhao*
10.6	Exclusive Management Consulting and Technical Support Agreement dated June 30, 2009 by and between Vogue-Show and Wuhan Kingold*
10.7	Shareholders’ Voting Proxy Agreement dated June 30, 2009 by and between Vogue-Show and shareholders of Wuhan Kingold*
10.8	Purchase Option Agreement dated June 30, 2009 by and between Vogue-Show and shareholders of Wuhan Kingold*
10.9	Pledge of Equity Agreement dated June 30, 2009 by and between Vogue-Show and shareholders of Wuhan Kingold*
10.10	Employment Agreement dated April 1, 2010 between the Registrant and Bin Liu*
10.11	Amended and Restated Call Option Agreement dated December 17, 2009 by and between Zhihong Jia, Bin Zhao and Fok Wing Lam Winnie (whose Mandarin name is Huo Yong Lin)*
10.12	Loan Agreement (English translation) dated December 14, 2009 between Wuhan Kingold and Xinye Bank*
10.13	Loan Agreement (English translation) dated May 6, 2010 between Wuhan Kingold and Shanghai Pudong Development Bank
10.14	Loan Agreement (English translation) dated May 11, 2010 between Wuhan Kingold and Shanghai Pudong Development Bank
10.15	Loan Agreement (English translation) dated May 17, 2010 between Wuhan Kingold and Shanghai Pudong Development Bank
10.16	Lease Agreement (English translation) dated February 1, 2009 Wuhan Kingold and Vogue Show*
10.17	Form of Indemnification Agreement*
10.18	Employment Agreement dated November 18, 2010 between Registrant and Zhihong Jia*
10.19	Employment Agreement dated April 1, 2008 and amended October 28, 2010 between Wuhan Kingold and Bin Zhao
10.20	Acknowledgement Letter dated October 29, 2010 between Zhihong Jia and Bin Zhao*
14.1	Code of Business Conduct and Ethics*
21.1	List of Subsidiaries*
23.1	Consent of Friedman, LLP*
23.2	Consent of DLA Piper LLP (US) (filed as part of Exhibit 5.1)
23.3	Consent of Grandall Legal Group (filed as part of Exhibit 5.2)
24.1	Power of Attorney (included in signature page)

*	Previously Filed.